Exhibit 99.2

Thomas Medical Products, Inc. Financial Statements for the Nine Months Ended September 30, 2012 and 2011 (Unaudited) and Year Ended December 31, 2011, and Independent Auditors’ Report

THOMAS MEDICAL PRODUCTS, INC.
TABLE OF CONTENTS
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Page

INDEPENDENT AUDITORS’ REPORT	1
FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2012 AND 2011 (UNAUDITED) AND YEAR
ENDED DECEMBER 31, 2011:

Statement of Operations    2

Statement of Parent Company Equity    3–4

Statements of Cash Flows    5

Notes to Financial Statements    6–12

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Thomas Medical Products, Inc.
Malvern, Pennsylvania
We have audited the accompanying statements of operations, parent company equity, and cash flows of Thomas Medical Products, Inc. (the “Company”) for the year ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the results of operations and cash flows for the Company for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Salt Lake City, Utah
March 7, 2013

THOMAS MEDICAL PRODUCTS, INC.

STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands)

	For the Nine Months		For the
	Ended (Unaudited)		Year Ended
	September 30,		December 31,
	2012	2011	2011

NET SALES	$27,464	$26,925	$35,718

COST OF SALES	12,239	12,376	16,389

GROSS PROFIT	15,225	14,549	19,329

OPERATING EXPENSES:
Selling, general, and administrative expenses	3,903	3,973	5,239
Research and development expense	1,469	1,507	1,971

Total operating expenses	5,372	5,480	7,210

INCOME FROM OPERATIONS BEFORE
INCOME TAX EXPENSE	9,853	9,069	12,119

INCOME TAX EXPENSE	3,853	3,517	4,704

NET INCOME	$6,000	$5,552	$7,415

See accompanying notes to the financial statements.

THOMAS MEDICAL PRODUCTS, INC.

STATEMENT OF PARENT COMPANY EQUITY
FOR THE PERIODS ENDED SEPTEMBER 30, 2011 AND SEPTEMBER 30, 2012 (UNAUDITED)
(In thousands)

	Total
	Parent
	Company	Comprehensive
	Investment	Income

BALANCE — January 1, 2011	$132,906

Net income	5,552	$5,552

Net transfers to parent	(5,626)

BALANCE — September 30, 2011	132,832

BALANCE — January 1, 2012	131,979

Net income	6,000	$6,000

Net transfers to parent	(4,291)

BALANCE — September 30, 2012	$133,688

See accompanying notes to the financial statements.

THOMAS MEDICAL PRODUCTS, INC.

STATEMENT OF PARENT COMPANY EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands)

	Total
	Parent
	Company	Comprehensive
	Investment	Income

BALANCE — January 1, 2011	$132,906

Net income	7,415	$7,415

Net transfers to parent	(8,342)

BALANCE — December 31, 2011	$131,979

See accompanying notes to the financial statements.

THOMAS MEDICAL PRODUCTS, INC.

STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands)

	For the Nine Months		For the
	Ended (Unaudited)		Year Ended
	September 30,		December 31,
	2012	2011	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,000	$5,552	$7,415

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	426	451	607
Amortization	1,728	1,729	2,305
Deferred income taxes	(816)	(796)	(1,035)
Changes in operating assets and liabilities:
Trade receivables	(2,317)	(845)	(283)
Inventories	370	(113)	90
Prepaid expenses and other assets	(235)	(204)	(14)
Accounts payable	340	(50)	(228)
Accrued expenses and other liabilities	(918)	22	(152)

Total adjustments	(1,422)	194	1,290

Net cash provided by operating activities	4,578	5,746	8,705

CASH FLOWS FROM INVESTING ACTIVITIES —
Capital expenditures for property, plant and equipment	(287)	(376)	(619)

Net cash used in investing activities	(287)	(376)	(619)

CASH FLOWS FROM FINANCING ACTIVITIES —
Net transfers to parent	(4,291)	(5,626)	(8,342)

Net cash used in financing activities	(4,291)	(5,626)	(8,342)

NET DECREASE IN CASH AND
CASH EQUIVALENTS	—	(256)	(256)

CASH AND CASH EQUIVALENTS:
Beginning of period	—	256	256

End of period	$—	$—	$—

See accompanying notes to the financial statements.

THOMAS MEDICAL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2011
_______________________________________________________________________________________

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Thomas Medical Products, Inc. ( “Thomas Medical,” the “Company” or “we”) is a medical manufacturer that designs, develops and manufactures class II and III medical devices and sells those mainly to original equipment manufacturer (“OEM”) customers. The Company mainly focuses on single use vascular access delivery devices for diagnostic and therapeutic procedures in the areas of Electrophysiology (“EP”), Cardiac Rhythm Management (“CRM”), and Interventional Cardiology (“IC”)/Interventional Radiology (“IR”) markets. The Company also performs services related to stability testing, package design and redesign, research and development, and recall administration. The Company primarily sells its products within the U.S., with less than five percent of sales outside of the U.S. in 2011. The Company operates as a unit of General Electric Healthcare (“GE Healthcare”), a division of General Electric Company (“GE Company”).
The financial statements of the Company have been derived from the financial statements and accounting records of GE Company, principally from statements and records representing Thomas Medical’s business. Certain corporate and general and administrative expenses, including those related to quality control, information technology, business development, finance, human resources, communications, legal, headquarters and tax have been allocated to the Company based on specific identification, analysis of the transition service agreement, or a percentage of the Company’s costs to the total of GE Healthcare’s costs. Management believes such allocations are reasonable. However, the associated expenses reflected in the accompanying statements of operations may not be indicative of the actual expenses that would have been incurred had Thomas Medical been operating as a stand-alone company for the periods presented. These allocations reflected in the statements of operations within selling, general, and administrative expenses, totaled $416 thousand, $408 thousand, and $544 thousand for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, respectively. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).
The financial statements for the nine months ended September 30, 2012 and 2011 included herein are unaudited, but in the opinion of management, such financial statements include all adjustments, consisting of normal recurring adjustments, necessary to summarize fairly the Company’s results of operations and cash flows for the interim periods. The results reported in these financial statements should not be taken as indicative of results that may be expected for the entire year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions are employed in estimates used in determining the allowance for doubtful accounts, inventory obsolescence, GE allocations, income tax assets and liabilities, and income tax expense. Actual results could differ from those estimates.
Cash and Cash Equivalents — Historically, cash deposits of the Company have been transferred to GE Company and GE Company has funded the Company’s disbursement accounts as required.

Trade Receivables — Trade receivables are stated net of the allowance for doubtful accounts, which is based on the evaluation of the accounts receivable aging, specific exposures, and historical trends. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Inventories — Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market value. Inventory costs include material, labor and manufacturing overhead. The Company provides inventory adjustments for excess, obsolete or slow-moving inventory based on changes in customer demand, technology developments or other economic factors.
Property, Plant, and Equipment — Property, plant and equipment are stated at historical cost less accumulated depreciation or amortization. The cost of renewals and betterments are capitalized and depreciated. Expenditures for maintenance and repairs, including replacement of minor items of physical properties are charged to operations as incurred. Depreciation is computed using the straight-line method, assuming no salvage value, overestimated useful lives as follows:

Leasehold improvements	Shorter of lease term or 10 years
Office equipment	10 years
Office furniture	10 years
Plant equipment	10–12 years
Depreciation expense related to property and equipment for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011 were approximately $426 thousand, $451 thousand, and $607 thousand, respectively. Upon retirement or other disposal of property, plant and equipment, the cost and related amount of accumulated depreciation is eliminated from the asset and accumulated depreciation accounts, respectively. The difference, if any, between the net asset value and the proceeds is included in net income.
The Company periodically reviews the property, plant and equipment for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.
Goodwill — Goodwill is calculated as the excess of the cost of purchased businesses over the fair value of their underlying net assets. Goodwill is allocated and evaluated at the reporting unit level which is at, or one level below, the Company’s operating segments. Reporting units are identified by assessing whether the components of the Company’s reportable segments constitute businesses for which discrete financial information is available and management of each reporting unit regularly reviews the operating results of those components. The Company has determined that it has one reporting unit.
Goodwill is not amortized, but rather is evaluated for impairment annually as of June 30 or whenever the Company identifies certain triggering events that may indicate impairment. Impairment testing for goodwill is performed in two steps: (i) the determination of possible impairment, based upon the fair value of a reporting unit as compared to its carrying value; and (ii) if there is a possible impairment indicated, this step measures the amount of impairment loss, if any, by comparing the implied fair value of goodwill with the carrying amount of that goodwill.

Intangible Assets — Intangible assets with finite lives include intellectual property consisting primarily of developed technology and customer relationships with estimates of recoverability ranging from eight to 11 years that are amortized accordingly on a straight-line basis. The Company tests intangible assets for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. When such events or changes in circumstances occur, a recoverability test is performed comparing projected undiscounted cash flows from the use and eventual disposition of an asset or asset group to its carrying value, to determine whether impairment exists. If an intangible asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and carrying value. Aggregate amortization expense for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, were approximately $1.7 million, $1.7 million and $2.3 million, respectively.
Estimated amortization expense for the intangible assets for the next five years as of September 30, 2012, consisted of the following (in thousands):

Year Ending
December 31:

Remaining 2012	$576
2013	2,305
2014	2,305
2015	2,305
2016	2,146
Loss Contingencies — Liabilities for loss contingencies are estimated when it is probable that a liability has been incurred and the amount of loss is reasonably estimable. Disclosure is provided when there is a reasonable possibility that the ultimate loss will exceed the recorded provision or if such loss is not reasonably estimable.
Parent Company Investment — The “Parent Company Investment” in the financial statements represents the historical investment in the Business, the Business’ accumulated net earnings after taxes, and the net effect of transactions with and allocations from GE Company. Note 3 provides additional information regarding the allocation to the Business of various expenses incurred by GE Company.
Revenue Recognition — Revenue is recognized when realized or realizable and earned. The Company’s policy is to recognize revenues related to goods and products sold when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of delivery when risk of loss and title passes to the customer. Net revenues comprise gross revenues less customer discounts and allowances and actual and expected returns (estimated based on returns history and position in product life cycle). Revenue from rendering services is recognized when services and completed and billed.
Shipping and Handling — Shipping and handling charges are included in total revenues for the applicable period and the corresponding shipping and handling expense is reported in cost of sales.
Research and Development — Research and development costs are expensed as incurred.

Income Taxes — Income taxes are computed on a stand-alone basis in accordance with the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes. The income tax benefits of a consolidated income tax return have been reflected where such returns have or could be filed based on the entities and jurisdictions included in the financial statements.
Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the financial statements. Deferred tax assets and liabilities are determined based on the differences between the book and tax bases of assets and liabilities and operating loss carryforwards, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to reduce net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Concentration of Risk — Sales to the single largest customer comprised approximately 35%, 67%, and 63% of total sales for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, respectively. For the nine months ended September 30, 2012, two other customers comprised approximately 14% and 13% of total sales, respectively. No other customers accounted for more than ten percent of total sales for any of the periods presented.
Recent Accounting Pronouncements — Other than described below, no new accounting pronouncements adopted or issued by the Financial Accounting Standards Board (“FASB”) during fiscal years 2011 or 2012 had or are expected to have a material impact on the Company’s financial statements.
In September 2011, the FASB issued authoritative guidance, which amends the process of testing goodwill for impairment. Additionally, in July 2012, the FASB issued authoritative guidance, which similarly amends the process of testing indefinite-lived intangible assets for impairment. The guidance permits an entity to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not (defined as having a likelihood of more than fifty percent) that the fair value of a reporting unit or indefinite-lived intangible asset is less than its carrying amount. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performing the traditional two step goodwill impairment test is unnecessary. If an entity concludes otherwise, it would be required to perform the first step of the two step goodwill impairment test. If the carrying amount of the reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test. If an entity determines it is not more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, then the entity is not required to take further action. If an entity concludes otherwise, it would be required to perform a quantitative impairment test by calculating the fair value of the asset and comparing it with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, then the entity shall recognize an impairment loss in an amount equal to that excess. However, an entity has the option to bypass the qualitative assessment in any period and proceed directly to the quantitative assessment. This amendment has not had a material impact on the Company’s financial statements upon implementation.
In December 2010, the FASB amended its authoritative guidance related to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity must consider whether there are any adverse qualitative factors indicating an impairment may exist. The guidance became effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The adoption of the guidance did not have an impact on the Company’s financial statements.

3.	RELATED-PARTY TRANSACTIONS
The Company purchased certain materials from Vital Signs Inc., an affiliate of GE Company, to the value of $51 thousand, $15 thousand, and $15 thousand for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, respectively.
As disclosed above, GE Company incurs certain corporate and general and administrative costs on behalf of the Company. Corporate overhead totaled $416 thousand, $408 thousand, and $544 thousand for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, respectively.

4.	INCOME TAXES
The components of the provision for income taxes for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, consisted of the following (in thousands):

	(Unaudited)
	September 30,		December 31,
	2012	2011	2011

Current expense:
Federal	$3,589	$3,316	$4,407
State	1,080	997	1,332

Total current expense	4,669	4,313	5,739

Deferred benefit:
Federal	(697)	(679)	(884)
State	(119)	(117)	(151)

Total deferred benefit	(816)	(796)	(1,035)

Total	$3,853	$3,517	$4,704

The difference between the income tax expense reported and amounts computed by applying the statutory federal rate of 35% to pretax income for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, consisted of the following (in thousands):

	(Unaudited)
	September 30,		December 31,
	2012	2011	2011

Computed federal income tax expense
at statutory rate of 35%	$3,449	$3,174	$4,242
State income taxes	582	532	715
Tax credits			(2)
Production activity deduction	(207)	(191)	(253)
Other — including the effect of graduated rates	29	2	2

Total income tax expense	$3,853	$3,517	$4,704

5.	COMMITMENTS AND CONTINGENCIES
Lease Commitments — The Company is a lessee under non-cancelable operating lease arrangements for office space and a commercial vehicle. Total rental expense on these operating leases for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, approximated $239 thousand, $246 thousand, and $325 thousand, respectively. Future minimum rental commitments under non-cancelable operating leases as of September 30, 2012, consisted of the following (in thousands):

Year Ending
September 30:

Remaining 2012	$58
2013	239
2014	247
2015	112
2016	13
Thereafter	29

$698
Litigation — In January 2012, GE Company settled a lawsuit on behalf of the Company related to a product liability lawsuit and paid a sum of $625,000 to fully settle the claim. No remaining contingency exists surrounding this lawsuit as of September 30, 2012.
From time to time, the Company is involved in litigation incidental to operations. In the opinion of management, the ultimate resolution of these legal proceedings will not have a material effect on the Company’s financial statements.

6.	EMPLOYEE 401(k) PLAN
The Company’s employees participate in the Vital Signs, Inc. 401(k) Savings and Protection Plan (the “Plan”). Contributions the Company made to the Plan totaled $52 thousand, $48 thousand and $66 thousand for the nine months ended September 30, 2012 and 2011 and the year ended December 31, 2011, respectively.

7.	SUBSEQUENT EVENTS
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 7, 2013, the date the financial statements were available to be issued.
On December 19, 2012, Merit Medical Systems, Inc. consummated the transactions contemplated by a Stock Purchase Agreement with Vital Signs, Inc., an affiliate of GE Healthcare, as seller, and purchased all of the issued and outstanding shares of the Company in an all-cash transaction valued at a total purchase price of approximately $165.6 million (net of cash acquired). The Company now operates as Merit Medical Systems, Inc., Malvern Division. No other material subsequent events were noted that require recognition in the financial statements or disclosure in the accompanying notes.
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